UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, #455, Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Ann D. Rhoads as Executive Vice President, Chief Financial Officer, Treasurer and Secretary

On January 5, 2017, Ann D. Rhoads, the Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Zogenix, Inc. (the “Company”), announced her resignation, effective January 16, 2017. Ms. Rhoads will continue to serve as the Company’s Chief Financial Officer through January 16, 2017, and thereafter has agreed to provide consulting services to the Company in connection with the integration of the Company’s new Chief Financial Officer, the completion of the 2016 year-end audit and related filings for the calendar year ended December 31, 2016 and the preparation and filing of the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2016. As compensation for services rendered to the Company pursuant to the consulting agreement with the Company (the “Rhoads Consulting Agreement”), Ms. Rhoads will receive a monthly retainer of $20,000, Ms. Rhoads’s outstanding stock awards will continue to vest during the term of her services and her outstanding, vested stock options will remain exercisable until December 31, 2017.

In connection with her resignation, Ms. Rhoads will be eligible to receive the following severance benefits pursuant to a general release of claims (the “Rhoads Severance Agreement”): (1) a lump sum cash payment in the amount of $382,000; (2) an amount equal to the 2016 bonus she would have been entitled to receive under the Company’s annual incentive plan; (3) continuation of health benefits for a period of 12 months following her last day of employment; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following her last day of employment had Ms. Rhoads remained continuously employed by us during such period (provided that the performance options granted in October 2015 will not accelerate pursuant to this provision). In addition, in the event of a “change in control” (as defined in (as defined in her employment agreement)) on or before April 16, 2017, the Company will pay Ms. Rhoads an additional lump sum cash payment equal to her “bonus” (as defined in her employment agreement). In the event of a change in control of the Company on or before April 16, 2017, the vesting and/or exercisability of Ms. Rhoads’ outstanding unvested stock awards will be automatically accelerated in full on the date of such change in control.

Appointment of Michael P. Smith as Executive Vice President, Chief Financial Officer, Treasurer and Secretary

On January 5, 2017, the Board of Directors of the Company (the “Board”) appointed Michael P. Smith to replace Ms. Rhoads as the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary, effective January 16, 2016.

Mr. Smith, 48, previously served as Chief Financial Officer for Raptor Pharmaceutical Corp. from January 2015 to December 2016. Mr. Smith previously recently served as Chief Financial and Business Advisor at Catalyst Biosciences, a privately held biopharmaceutical company, from May 2012 to January 2015. From September 2010 to April 2011, he was Vice President of Business Development at iPierian, Inc., a privately held biotechnology company, and from June 2006 to July 2009, he served as Head of Business Development and Chief Financial Officer of Memory Pharmaceuticals Corporation, a publicly held biopharmaceutical company. Mr. Smith received a B.S. from the University of Virginia and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

Upon the commencement of Mr. Smith’s employment with the Company, he will be granted options to purchase 135,000 shares of common stock of the Company pursuant to the Company’s Employment Inducement Equity Incentive Award Plan, which provides for the granting of equity awards to new employees of the Company. The options will have a ten-year term and an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments over the three years thereafter. The award was approved by the independent compensation committee of the Board on January 4, 2017 to be granted effective on Mr. Smith’s commencement of employment, and will be granted as an inducement material to Mr. Smith entering into employment with the Company in accordance with Nasdaq Marketplace Rule 5635(c)(4).

In connection with his appointment, the Company entered into an employment agreement (the “Smith Employment Agreement”), which will be effective January 16, 2017. Under the Smith Employment Agreement, Mr. Smith’s initial annual base salary will be $385,000, which amount will be subject to increase each year at the discretion of the Board or an authorized committee thereof. Mr. Smith will also be eligible to participate in an annual incentive program established by the Board. Mr. Smith’s target annual incentive compensation under such incentive program will be 45% of his then-applicable annual base salary.

Pursuant to the Smith Employment Agreement, if the Company terminates Mr. Smith’s employment without “cause” or if Mr. Smith resigns for “good reason” (each as defined in the Smith Employment Agreement) or Mr. Smith’s employment is terminated as a result of his death or following his permanent disability, Mr. Smith or his estate, as applicable, is entitled to the following payments and benefits: (1) a lump sum cash payment in an amount equal to 12 months of his base salary as in effect immediately prior to the last day of his employment; (2) continuation of health benefits for a period of 12 months following the last day of his employment; and (3) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following termination had Mr. Smith remained continuously employed by the Company during such period.

If Mr. Smith is terminated without cause or resigns for good reason during the period commencing 60 days prior to a “change in control” (as defined in the Smith Employment Agreement) or 12 months following a change in control, Mr. Smith shall be entitled to receive a lump sum cash payment in an amount equal to his “bonus” (as defined in the Smith Employment Agreement) for the year in which the termination of employment occurs. In addition, in the event of a change in control, the vesting and exercisability of 50% of Mr. Smith’s outstanding unvested stock awards shall be automatically accelerated and, in the event Mr. Smith is terminated without cause or resigns for good reason within three months prior to or 12 months following a change in control, the vesting and exercisability of 100% of Mr. Smith’s outstanding unvested stock awards shall be automatically accelerated.

The Smith Employment Agreement also contains standard confidentiality, non-competition and non-solicitation covenants.

The foregoing descriptions of the Rhoads Consulting Agreement, the Rhoads Severance Agreement and the Smith Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, each of which will be filed by the Company as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: January 5, 2017	By:	/s/ Stephen J. Farr, Ph.D.
	Name:	Stephen J. Farr, Ph.D.
	Title:	President and Chief Executive Officer